CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Brown Advisory Funds with respect to the Brown Advisory – WMC Japan Alpha Opportunities Fund.

 /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 26, 2014